Exhibit 99.1

MarkWest Energy Partners, L.P.	Contact:	Frank Semple, President and CEO
1515 Arapahoe Street		Nancy K. Buese, CFO
Tower 2, Suite 700		Andy Schroeder, VP of Finance/Treasurer
Denver, CO 80202	Phone:	(303) 925-9200
	Fax:	(303) 290-8309
	E-mail:	investorrelations@markwest.com
	Website:	www.markwest.com

MarkWest Energy Partners, L.P. Reports 2006 Fourth Quarter

and Full Year Financial Results

DENVER—March 5, 2007—MarkWest Energy Partners, L.P. (AMEX: MWE) today reported net income of $12.1 million for the three months ended December 31, 2006, compared to a net loss of $3.2 million for the fourth quarter of 2005. For the twelve months ended December 31, 2006, the Partnership reported net income of $70.1 million compared to net income of $2.4 million for the twelve months ended December 31, 2005.

As a Master Limited Partnership, cash distributions to limited partners are largely determined based on Distributable Cash Flow (“DCF”). For the three months ended December 31, 2006, DCF was $27.1 million compared to $13.1 million for the three months ended December 31, 2005, an increase of more than 105 percent. For the twelve months ended December 31, 2006, DCF was $117.9 million, compared to $44.0 million for the twelve months ended December 31, 2005, an increase of 168 percent.  A reconciliation of DCF to net income, our most directly comparable GAAP financial measure, is provided within the financial tables of this press release.

On January 25, 2007, the board of directors of the general partner of MarkWest Energy Partners, L.P. increased the Partnership’s quarterly cash distribution to $1.00 for the fourth quarter of 2006, an increase of $0.03 per unit, or 3.1 percent, over the previous quarter distribution and an increase of $0.18 per unit, or 22.0 percent, over the fourth quarter 2005 distribution.  The fourth quarter distribution was paid on February 14, 2007 to unitholders of record as of February 8, 2007.

Furthermore, on January 25, 2007, the board of directors of the general partner of MarkWest Energy Partners, L.P. announced a two-for-one split of the Partnership’s common and subordinated units.  The unit split was issued on February 28, 2007 to unitholders of record as of February 22, 2007.

“We are pleased to report strong earnings and distributable cash flow for the fourth quarter of 2006,” said Frank Semple, President and CEO.  “Our fourth quarter results contributed to a full year of record financial performance.  During 2006 we entered into significant, long-term agreements to drive further growth and increased profitability, including a strategic agreement with Newfield Exploration associated with their development of the Woodford Shale Play in southeastern Oklahoma and the acquisition of 100 percent of the ownership interest in Santa Fe Gathering, L.L.C. and the Grimes Gathering System located in Western Oklahoma.  In conjunction with our existing assets, these relationships further strengthen MarkWest’s position as a premier service provider.”

“Per unit distributions for 2006 of $3.76 represent an increase of 16 percent compared to 2005.  In the four and one-half years since our inception we have achieved a 16.7 percent compounded annual growth rate of per unit distributions.  Our total distribution coverage ratio, including the associated GP and IDR requirements, was 1.3x for the fourth quarter of 2006 and 1.6x for the full year 2006.”

“Looking ahead, our 2007 capital plan is in the range of $230 million to $240 million, with the Woodford project comprising approximately $160 million of the total.  Capital expenditures may vary based on the timing of contemplated growth projects as well as the potential of additional growth projects or acquisitions.  Furthermore, the combination of increased fee-based revenue and the continued aggressive execution of our hedge program at favorable terms has allowed us to lock in historically high margins through the first quarter of 2010 resulting in significantly reduced commodity-based volatility on our projected distributable cash flow in 2007 and beyond.”

FOURTH QUARTER 2006 HIGHLIGHTS

The increase in net income in the fourth quarter of 2006, compared to the same period for 2005, was primarily attributable to:

•                        Improved results of operations for our business segments with segment operating income increasing by $11.4 million over the prior year quarter.  The majority of the improvement is related to our Southwest Business Unit, consisting of our East Texas, Oklahoma, and Other Southwest segments, for which combined operating income increased by $9.7 million, or more than 110 percent, in the fourth quarter of 2006 compared to 2005.  The increase was due primarily to the Carthage Gas Processing Plant and natural gas liquids (“NGL”) pipeline beginning operations in the first quarter of 2006.  We also experienced increased gathering volumes as well as higher NGL prices, which had a positive effect on earnings.

•                        We reported an unrealized loss of $1.4 million for the mark-to-market of our derivative instruments.  This is a non-cash item, and as such does not affect distributable cash flow.  In addition, we reported a realized gain of $1.0 million for the quarter, resulting in a net decrease to net income of $0.4 million for the period.

•                        Selling, general and administrative expense increased $8.7 million during the fourth quarter of 2006 compared to the fourth quarter of 2005.  The increase is primarily attributable to $6.2 million in higher non-cash compensation expense resulting from the Partnership’s increased market value.  The balance of the increase is primarily due to increased headcount driven by our growth.

•                        We reported equity income of $2.1 million during the three months ended December 31, 2006 for our investment in Starfish Pipeline Company, compared to a $2.1 million equity loss in the comparable period in 2005.  In addition, in the fourth quarter of 2006 we accrued $4.5 million, which is included in miscellaneous income and expense, for property insurance recovery from the repairs associated with the damage from Hurricane Rita.

•                        Interest expense, including amortization of deferred financing costs, was $3.8 million lower in the fourth quarter of 2006 compared to the same period in 2005.  The majority of the change relates to writing off deferred financing costs resulting from refinancing our credit facility in the fourth quarter of 2005.

FULL YEAR 2006 HIGHLIGHTS

The increase in net income for the year ended December 31, 2006, compared to 2005, was primarily attributable to:

•                        Significantly improved results of operations for our business segments with segment operating income increasing by $85.1 million, or 150 percent, to $141.8 million in 2006 from $56.7 million in 2005.  In addition to the factors discussed above in the fourth quarter highlights, segment operating income improved in 2006 due to a full year of financial results for Javelina as well as historically high processing margins and liquids prices in 2006 that resulted in improved financial results in our Northeast business unit.

•                        We reported an unrealized gain of $6.2 million for the mark-to-market of our derivative instruments.  This is a non-cash item, and as such does not affect distributable cash flow.  In addition, we reported a realized loss of $0.6 million for the year, resulting in a net increase to net income of $5.6 million for the period.

•                        Selling, general and administrative expenses increased $22.6 million during 2006 compared to 2005.  The increase is attributable to $12.0 million in higher non-cash compensation expense, driven by the Partnership’s increased market value, as well as increased costs associated with the growth of the business.

•                        For our investment in Starfish Pipeline Company, we reported equity income of $5.3 million during 2006 compared to an equity loss of $2.2 million in 2005. In addition, in 2006 we accrued $14.0 million, which is included in miscellaneous income and expense, for property insurance recovery from the repairs associated with the damage from Hurricane Rita.

•                        Interest expense, including amortization of deferred financing costs, was $20.5 million higher in 2006 compared to the same period in 2005.  Of this amount, $2.3 million is attributable to increased deferred financing cost amortization and the balance is attributable to higher outstanding debt associated with the Javelina acquisition.

The Partnership will host a conference call on Monday, March 5, 2007 at 4:00 p.m. EST to review its 2006 fourth quarter earnings.  Interested parties can participate in the call by dialing (800) 218-0530 approximately ten minutes prior to the scheduled start time.  A replay of the call will be available through Monday, March 12, 2007 by dialing (800) 405-2236 and entering the following passcode: 11084449#.  To access the webcast, please visit our website at www.markwest.com.

###

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements.  These forward-looking statements, which in many instances can be identified by words like “may,” “will,” “should,” “expects,” “plans,” “believes” and other comparable words, involve risks and uncertainties that affect our operations, financial performance and other factors, as discussed in our filings with the Securities and Exchange Commission.

Although we believe that the expectations reflected in the forward-looking statements, specifically those including those referring to future performance, growth, cash flow, operating income, distributable cash flow (DCF), distributions, or other factors, are reasonable, but are not guarantees of future performance and we can give no assurance that such expectations will prove to be correct and that projected performance or distributions may not be achieved.  Among the factors that could cause results to differ materially are those risks discussed in our Form S-1, as amended, and our Annual Report on Form 10-K, as filed with the SEC.  You are also urged to carefully review and consider the cautionary statements and other disclosures, including those under the heading “Risk Factors,” made in those filings, which identify and discuss significant risks, uncertainties and various other factors that could cause actual results to vary significantly from those expressed or implied in the forward-looking statements.  We do not undertake any duty to update any forward-looking statement.

MarkWest Energy Partners, L.P. is a publicly traded master limited partnership with a solid core of midstream assets and a growing core of gas transmission assets. It is the largest processor of natural gas in the Northeast and is the largest gas gatherer of natural gas in the prolific Carthage field in east Texas. It also has a growing number of other gas gathering and intrastate gas transmission assets in the Southwest, primarily in Texas and Oklahoma.

MarkWest Energy Partners, L.P.

Financial Statistics

(in thousands, except per unit data)

	Three months ended December 31, 2006	Three months ended December 31, 2005	Year ended December 31, 2006	Year ended December 31, 2005
Statement of Operations Data
Revenues	$121,173	$175,919	$575,952	$499,084
Operating expenses:
Purchased product costs	63,487	133,357	322,278	366,878
Plant operating expenses and other expenses	15,148	14,767	60,112	47,972
Selling, general and administrative expenses	13,781	5,086	44,185	21,573
Depreciation	7,531	5,861	29,993	19,534
Amortization of intangible assets	3,975	3,368	16,047	9,656
Accretion of asset retirement obligation	27	23	102	159
Total operating expenses	103,949	162,462	472,717	465,772

Income from operations	17,224	13,457	103,235	33,312

Other income (expense):
Earnings (losses) from unconsolidated affiliates	2,076	(2,144)	5,316	(2,153)
Interest income	253	157	962	367
Interest expense	(9,453)	(9,287)	(40,666)	(22,469)
Amortization of deferred financing costs (a component of interest expense)	(1,394)	(5,312)	(9,094)	(6,780)
Miscellaneous income (expense)	3,523	(54)	11,100	78
Income before Texas margin tax	12,229	(3,183)	70,853	2,355

Provision for Texas margin tax	(90)	—	(769)	—
Net income (loss)	$12,139	$(3,183)	$70,084	$2,355

Interest in net income (loss)
General partner	(1,291)	1,385	$(843)	$2,113
Limited partners	$13,430	$(4,568)	$70,927	$242

Net income per limited partner unit:
Basic	0.41	$(0.20)	$2.45	$0.01
Diluted	0.41	$(0.20)	$2.44	$0.01

Weighted average units outstanding (1):
Basic	32,366	23,286	28,966	21,790
Diluted	32,480	23,286	29,098	21,858

Cash Flow Data
Net cash flow provided by (used in):
Operating activities	$30,469	$16,459	$150,977	$42,090
Investing activities	(52,784)	(377,474)	(119,338)	(469,308)
Financing activities	26,118	371,075	(17,342)	423,060

Other Financial Data
Distributable cash flow	$27,073	$13,114	$117,911	$44,041

Balance Sheet Data			December 31, 2006	December 31, 2005
Working capital			$4,258	$11,944
Total assets			1,114,780	1,046,093
Total debt			526,865	604,000
Partners’ capital			452,649	307,175
Total debt to book capitalization			54%	66%

(1) Adjusted for the 2 for 1 stock split effective on February 28, 2007.

MarkWest Energy Partners, L.P.

Operating Statistics

	Three months ended December 31,		Year Ended December 31,
	2006	2005	2006	2005
Southwest:
East Texas:
Gathering systems throughput (Mcf/d)	398,000	342,300	378,100	321,000
NGL product sales (gallons)	43,525,000	37,518,000	161,437,000	126,476,000

Oklahoma:
Foss Lake gathering systems throughput (Mcf/d)	92,200	84,500	87,500	75,800
Woodford gathering systems throughput (Mcf/d) (1)	34,000	NA	34,000	NA
Arapaho NGL product sales (gallons)	21,508,000	14,723,000	79,093,000	60,903,000

Other Southwest:
Appleby gathering systems throughput (Mcf/d)	35,800	35,600	34,200	33,400
Other gathering systems throughput (Mcf/d)	13,800	17,000	18,300	16,500
Lateral throughput volumes (Mcf/d)	85,100	52,300	84,200	81,000

Northeast:
Appalachia:
Natural gas processed for a fee (Mcf/d)	212,200	200,700	203,000	197,000
NGLs fractionated for a fee (Gal/day)	467,200	441,600	454,800	430,000
NGL product sales (gallons)	11,045,000	10,649,000	43,271,000	41,700,000

Michigan:
Natural gas processed for a fee (Mcf/d)	6,700	6,100	6,500	6,600
NGL product sales (Mcf/d)	1,299,000	1,250,000	5,643,000	5,697,000
Crude oil transported for a fee (Bbl/d)	14,200	14,260	14,500	14,200

Gulf Coast:
Natural gas processed for a fee (Mcf/d)	121,600	115,000	124,300	115,000
NGLs fractionated for a fee (Bbl/day)	26,800	19,400	26,200	19,400

(1) Represents throughput for the month of December 2006 only.

MarkWest Energy Partners, L.P.

Segment Operating Income and Reconciliation to Net Income

(in thousands)

	East Texas	Oklahoma	Other Southwest	Appalachia	Michigan	Javelina	Total
Three months ended December 31, 2006:
Revenue	$24,205	$44,233	$14,808	$19,072	$3,274	$15,958	$121,550

Segment operating expenses:
Purchased product costs	5,075	35,923	10,269	11,267	953	—	63,487
Facility expenses	3,934	2,448	1,451	3,619	1,196	2,500	15,148
Depreciation, amortization, impairment and accretion	4,106	803	942	924	1,165	3,582	11,522
Total segment operating expenses	13,115	39,174	12,662	15,810	3,314	6,082	90,157

Segment operating income (loss)	$11,090	$5,059	$2,146	$3,262	$(40)	$9,876	$31,393

	East Texas	Oklahoma	Other Southwest	Appalachia	Michigan	Javelina	Total
Three months ended December 31, 2005:
Revenue	$26,435	$77,894	$37,355	$18,784	$3,056	$13,832	$177,356

Segment operating expenses:
Purchased product costs	16,252	72,468	33,449	10,453	735	—	133,357
Facility expenses	2,795	1,478	1,717	4,707	1,918	2,152	14,767
Depreciation, amortization, impairment and accretion	3,443	667	804	794	1,171	2,373	9,252
Total segment operating expenses	22,490	74,613	35,970	15,954	3,824	4,525	157,376

Segment operating income (loss)	$3,945	$3,281	$1,385	$2,830	$(768)	$9,307	$19,980

Reconciliation of Segment Operating Income to Net Income	Three months ended December 31, 2006	Three months ended December 31, 2005

Total segment operating income before derivative gain (loss), selling, general and administrative expenses and depreciation expense not allocated to segments	$31,393	$19,980
Derivative gain (loss) not allocated to segments	(377)	(1,437)
Depreciation expense not allocated to segments	(11)	—
Selling, general and administrative expenses not allocated to segments	(13,781)	(5,086)
Income (loss) from operations	$17,224	$13,457

Earnings (losses) from unconsolidated affiliates	2,076	(2,144)
Interest income	253	157
Interest expense	(9,453)	(9,287)
Amortization of deferred financing costs	(1,394)	(5,312)
Miscellaneous income	3,523	(54)
Income before Texas Margin Tax	12,229	(3,183)

Texas Margin Tax	(90)	—
Net income	$12,139	$(3,183)

MarkWest Energy Partners, L.P.

Segment Operating Income and Reconciliation to Net Income

(in thousands)

	East Texas	Oklahoma	Other Southwest	Appalachia	Michigan	Javelina	Total
Year ended December 31, 2006:
Revenue:	$120,320	$207,510	$84,595	$75,663	$13,282	$68,950	$570,320

Segment operating expenses:
Purchased product costs	37,678	170,168	67,349	43,648	3,435	—	322,278
Facility expenses	15,683	7,883	5,638	13,997	5,721	11,190	60,112
Depreciation, amortization, impairment and accretion	16,071	3,033	4,120	3,585	5,015	14,303	46,127
Total segment operating expenses	69,432	181,084	77,107	61,230	14,171	25,493	428,517

Segment operating income (loss)	$50,888	$26,426	$7,488	$14,433	$(889)	$43,457	$141,803

	East Texas	Oklahoma	Other Southwest	Appalachia	Michigan	Javelina	Total
Year ended December 31, 2005:
Revenue	$86,261	$214,043	$107,712	$66,608	$12,479	$13,832	$500,935

Segment operating expenses:
Purchased product costs	39,024	193,787	92,602	38,435	3,030	—	366,878
Facility expenses	10,463	4,927	4,990	19,360	6,080	2,152	47,972
Depreciation, amortization, impairment and accretion	13,162	2,448	3,473	3,228	4,665	2,373	29,349
Total segment operating expenses	62,649	201,162	101,065	61,023	13,775	4,525	444,199

Segment operating income (loss)	$23,612	$12,881	$6,647	$5,585	$(1,296)	$9,307	$56,736

Reconciliation of Segment Operating Income to Net Income	Year ended December 31, 2006	Year ended December 31, 2005

Total segment operating income before derivative gain (loss), selling, general and administrative expenses and depreciation expense not allocated to segments	$141,803	$56,736
Derivative gain (loss) not allocated to segments	5,632	(1,851)
Depreciation expense not allocated to segments	(15)	—
Selling, general and administrative expenses not allocated to segments	(44,185)	(21,573)
Income (loss) from operations	103,235	33,312

Earnings (losses) from unconsolidated affiliates	5,316	(2,153)
Interest income	962	367
Interest expense	(40,666)	(22,469)
Amortization of deferred financing costs	(9,094)	(6,780)
Miscellaneous income	11,100	78
Income before Texas Margin Tax	70,853	2,355

Texas Margin Tax	(769)	—
Net income	$70,084	$2,355

MarkWest Energy Partners, L.P.

Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures

(in thousands)

	Three months ended	Three months ended	Year ended	Year ended
	December 31, 2006	December 31, 2005	December 31, 2006	December 31, 2005

Income (loss) before Texas margin tax	$12,229	$(3,183)	$70,853	$2,355
Depreciation, amortization and accretion	11,533	9,252	46,142	29,349
Amortization of deferred financing costs	1,394	5,312	9,094	6,780
Non-cash (earnings) losses from unconsolidated affiliates	(2,076)	1,552	(5,316)	1,561
Distributions from (contributions to) unconsolidated affiliates, net of expansion capital	(2,872)	592	(9,424)	2,441
Non-cash compensation expense	6,186	(57)	15,171	3,131
Non-cash derivative activity	1,420	725	(6,245)	657
Other	93	48	119	(28)
Gain on sale of property, plant and equipment	6	12	(192)	(24)
Sustaining capital expenditures	(840)	(1,139)	(2,291)	(2,181)
Distributable cash flow	$27,073	$13,114	$117,911	$44,041

Sustaining capital expenditures	$840	$1,139	$2,291	$2,181
Expansion capital expenditures	33,582	19,428	75,096	68,569
Total capital expenditures	$34,422	$20,567	$77,387	$70,750

Distributable cash flow	$27,073	$13,114	$117,911	$44,041
Contributions to unconsolidated subsidiaries	2,872	—	9,424	—
Sustaining capital expenditures	840	1,139	2,291	2,181
Increase (decrease) in receivables	(3,772)	22,683	18,912	11,216
Increase (decrease) in receivables from affiliates	(733)	(3,861)	3,286	(2,094)
(Increase) decrease in inventories	400	(824)	(39)	(1,318)
Increase (decrease) in other current assets	1,358	(6,567)	3,043	(6,676)
Increase (decrease) in accounts payable, accrued liabilities and other liabilities	2,422	(9,423)	(2,380)	(1,678)
Increase (decrease) in payables to affiliates	9	198	(1,471)	(3,582)
Net cash provided by operating activities	$30,469	$16,459	$150,977	$42,090